SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is entered into and effective this 17th day of July, 2017, by and between NORTHSIGHT CAPITAL, INC., a Nevada Corporation (referred to herein as “Plaintiff” and/or “NCAP”) with offices located at 7580 E. Gray Road, #103, Scottsdale, AZ 85260 and TUMBLEWEED HOLDINGS, INC., a Utah Corporation (“Defendant”) with offices located at 720 Fifth Avenue, 10th Floor, New York, NY 10019. Plaintiff and Defendant are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, Plaintiffs filed a complaint in the Maricopa County Superior Court of the State of Arizona on July 29, 2016, Case No. CV2016-010084 (the “Complaint”), making several claims and allegations relating to a joint venture agreement (“JV Agreement”) between the Parties;

WHEREAS, Defendant answered the Complaint (“Answer”) and made several counterclaims and allegations (“Counterclaim”);

WHEREAS, the Complaint, the Answer, the Counterclaim, and all issues related thereto shall be referred to herein as the “Dispute”;

WHEREAS, the Parties wish to avoid the continued expense and risk associated with the litigation associated with the Dispute and now therefore desire to resolve all matters relating to the Dispute on the terms stated herein.

AGREEMENT

NOW THEREFORE, in full consideration of the terms set forth below, the Parties agree as follows:

1.INCORPORATION OF RECITALS

The recitals stated above are incorporated into and made a part of this Agreement by this reference.

2.CONVERSION OF PROMISSORY NOTE

A.Defendant had provided Plaintiff funds in the amount of one hundred thousand dollars ($100,000.00) and Plaintiff had agreed to repay such funds under the terms of certain promissory notes described in the JV Agreement (the “Promissory Notes”). The Parties agree that the $100,000.00 owed under the Promissory Notes shall be converted into common shares of stock in Northsight Capital, Inc. (OTCBB: NCAP) (“NCAP Shares”) at ten cents ($.10) per NCAP Share.

B.Defendant had made an investment of eighty five thousand dollars ($85,000.00) in the joint venture company (“Joint Lovers”), pursuant to the JV Agreement. The Parties agree that the $85,000.00 investment in Joint Lovers shall be converted into common NCAP Shares at ten cents ($.10) per NCAP Share.

C.Pursuant to the above referenced conversions, Defendant shall receive 1 million (1,000,000) NCAP Shares from the Promissory Note conversion and eight hundred fifty thousand (850,000) NCAP Shares from the Joint Lovers’ investment conversion, for a total conversion equal to one million eight hundred fifty thousand (1,850,000) NCAP Shares (“Converted Shares”)

3.CRUSH MOBILE TRANSACTION

A.Defendant and Plaintiff are involved in raising capital for NCAP in relation to a deal the Parties identify as “Crush Mobile.”

B.Defendant shall receive five hundred thousand (500,000) NCAP Shares at the closing of the Crush Mobile deal.

C.If prior to the closing of the Crush Mobile deal, Defendant, or its principals, have raised two hundred fifty thousand dollars ($250,000.00) for the Crush Mobile deal, Defendant shall receive an additional five hundred thousand (500,000) NCAP Shares at the closing of the Crush Mobile deal.

D.All NCAP Shares received by Defendant pursuant to Sections 3.B. and 3.C. of this Agreement shall be referred to as the “Crush Shares”.

E.The Crush Shares shall be included in NCAP's next Form S-1 Registration Statement pursuant to Section 4 of this Agreement.

4.REGISTRATION OF SHARES

A.The Converted Shares shall be included in NCAP's next Form S-1 Registration Statement (“Registration Statement”).

B.If such Registration Statement is not filed within Sixty (60) days of Closing of the Crush Mobile deal, then NCAP shall register the Converted Shares under Section 3(a)(10) of the Securities Act of 1933, as amended.

C.NCAP agrees to include the Crush Shares in the next Registration Statement if there is room (the Parties understood that with the proposed financing for the Crush Mobile deal, NCAP may be at the maximum limit of its authorized shares; if this is the case, the Parties agree that investors in the $500,000 financing for the Crush Mobile deal shall have priority to be included in the Registration Statement). In the event there is no room to include the Crush Shares issued to Defendant, then the Crush Shares shall be registered by NCAP under Section 3(a)(10), at no cost to NCAP.

D.If it is necessary to register the Crush Shares under Section 3(a)(10), Defendant shall pay the costs of such registration.

5.CANCELATION OF WARRANTS

All warrants authorized from the Joint Lovers deal shall be canceled.

6.JOINT PRESS RELEASE

The Parties agree to a joint press release, at which the Parties will announce the settlement as an agreement to work together on future transactions for NCAP and Tumbleweed.

7.RELEASES

Except for the obligations noted herein, the Parties fully and forever release, acquit and discharge each other and their respective agents, assigns, companies, trusts, attorneys, trustees, representatives and any other related parties from any and all liability, claims, demands, causes of action (contingent, accrued, inchoate, or otherwise of any kind whatsoever, known or unknown), which they may now have, or may ever have, against each other arising from, or relating to, the Dispute, which is the subject of this Agreement.

8.COMPROMISE OF DISPUTED CLAIMS

This Agreement constitutes a compromise of disputed claims and is not an admission of liability by any Party and should not be construed as such.

9.WARRANTIES

Each Party represents and warrants to the other that they have the ability to carry out the obligations assumed and promised hereunder, and is not presently aware of any pending event which would, or could, hamper, hinder, delay, or prevent its timely performance of said obligations.

10.BINDING EFFECT

This Agreement, and all covenants and releases set forth herein, shall be binding upon and shall inure to the benefit of the respective Parties, their spouses, legal successors, heirs, assigns, partners, representatives, executors, administrators, agents, attorneys, officers, trusts, trustees, and affiliated companies.

11.ATTORNEY'S FEES

Each Party shall bear its/their respective attorneys’ fees incurred in connection with all matters related to the Dispute and the preparation of this Agreement. In the event any Party to this Agreement commences any legal proceeding concerning any aspect of this Agreement, including, but not limited to, the interpretation or enforcement of any of its provisions, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in connection with the action or proceeding.

12.SEVERABILITY

If any term, provision, clause or other portion of this Agreement is found to be invalid, illegal, void, or unenforceable for any reason whatsoever, this Agreement shall be read as if it did not contain that portion or clause found to be severable from the remainder. Any such clause or portion and its severance shall not affect the validity or effect of the remaining provisions of this Agreement.

13.COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

14.SECTION HEADINGS

The captions, subject, section and paragraph headings in this Agreement are included for convenience and reference only. They do not form a part hereof, and do not in any way codify, interpret, or reflect the intent of the Parties. Said headings shall not be used to construe or interpret any provision of this Agreement.

15.RIGHT TO CONSULT WITH ATTORNEY, TERMS UNDERSTOOD

The Parties acknowledge that each has read this Agreement; that each fully understands its rights, privileges and duties under this Agreement; and that each enters into this Agreement freely and voluntarily. Each Party further acknowledges that each has had the opportunity to consult with an attorney of its choice to explain the terms of this Agreement and the consequences of signing it.

16.CHOICE OF LAW AND FORUM

The Parties agree that this Agreement shall be interpreted under and governed by the laws of the State of Arizona without regard for its choice of law provisions and that any action to enforce or interpret this Settlement and Release Agreement will be brought in Maricopa County, Arizona. The Parties agree that venue is proper in Maricopa County in any action brought concerning this Agreement and hereby consent to the personal jurisdiction to the courts of said State and County.

17.NO PRESUMPTION AGAINST DRAFTING PARTY

This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because said Party drafted or caused the Party's legal representative to draft any of its provisions.

18.WAIVER

The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such Party thereafter from enforcing such provision or any other provision of this Agreement. The rights and remedies granted all Parties herein are cumulative and the election of one right or remedy shall not constitute a waiver of such Party's right to assert all other legal remedies available under this Agreement or otherwise provided by law.

19.NOTICE TO THE COURT AND DISMISSAL UPON COMPLETION OF SETTLEMENT AGREEMENT

Upon execution of this agreement, the parties will notify the court that a settlement has been reached and that the matter be continued on the inactive calendar pending execution of the terms of the settlement agreement. Upon completion of the settlement requirements set forth in paragraphs 2, 3, and 4 the parties shall execute a stipulation to dismiss the underlying lawsuit with prejudice, each side to bear its costs and attorney fees.

20.INDEMNITY AND HOLD HARMLESS

Each Party (an “Indemnifying Party”) to this Agreement agrees to indemnify and hold harmless the other Parties, and their respective agents, spouses, heirs, companies, trusts, attorneys, trustees, representatives and any other related parties from and against all third-party claims, damages, losses and expenses, arising out of or resulting from a breach by the Indemnifying Party of any covenant, term, or representation of this Agreement.

21.ENTIRE AGREEMENT

This Agreement, constitutes the entire understanding between the Parties and supersedes any prior or contemporaneous written or oral agreements and representations. There are no agreements between the Parties not contained within this Agreement. Each Party will, without further consideration, cooperate by executing any further documents that may be required to carry out the terms of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year indicated below.

Plaintiff:

/s/ John P. Venners

By: John P. Venners

Its: President

Defendant:

/s/ Gary Herman

By: Gary Herman

Its: Chief Executive Officer